Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the CoStar Group, Inc. Second Amended and Restated Employee Stock Purchase Plan of our reports dated February 24, 2021, with respect to the consolidated financial statements of CoStar Group, Inc. and the effectiveness of internal control over financial reporting of CoStar Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Tysons, Virginia
July 28, 2021